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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


================================================================================


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


================================================================================


         Date of Report (Date of earliest event reported): June 16, 1997



                          Genesis Health Ventures, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                      1-11666                06-1132947
       ------------                      -------                ----------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)           Identification No.)



                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
                       ----------------------------------
                         (Address of principal executive
                          offices, including zip code)



                                  610-444-6350
                                  ------------
               Registrant's telephone number, including area code


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Item 5.  Other Events.
         -------------

         Genesis Health Ventures, Inc. ("Genesis") has formed a new company, Genesis ElderCare Corp. with The Cypress Group L.L.C. (together with its affiliates, "Cypress") and TPG Partners II, L.P. (together with its affiliates, "TPG") in order to acquire The Multicare Companies, Inc. ("Multicare").

Tender Offer and Merger

          On June 16, 1997, Genesis ElderCare Corp., its wholly-owned subsidiary Genesis ElderCare Acquisition Corp. ("Acquisition Corp") and Multicare entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby Acquisition Corp. agreed to make a tender offer (the "Tender Offer") for all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Shares") of Multicare at a purchase price of $28.00 per Share. Acquisition Corp. filed a Tender Offer Statement on Schedule 14D-1 on June 20, 1997 to commence the Tender Offer. Consummation of the Tender Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration date such number of shares which constitutes, on a fully-diluted basis, a majority of the voting power on the date of purchase of all securities of Multicare entitled to vote generally in the election of directors or in a merger (the "Minimum Condition"), (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (the "HSR Condition") and (iii) the receipt by Acquisition Corp. of the proceeds of the financing pursuant to the commitment letters entered into in connection with the Merger Agreement in order to purchase the Shares pursuant to the Tender Offer and the Merger, refinance all indebtedness of Multicare due as a result of the consummation of the Tender Offer or the Merger and pay related fees and expenses (the "Financing Condition"). Furthermore, Acquisition Corp. will not be required to consummate the Tender Offer if, among other things, any material approval, permit, authorization, consent or waiting period of any governmental authority applicable to the purchase of Shares pursuant to the Tender Offer or the Merger or the ownership or operation by Multicare or any of its subsidiaries, or by Genesis ElderCare Corp. or any of its subsidiaries, or by Genesis or any of its subsidiaries of all or a material portion of the business or assets of Multicare or any of its subsidiaries shall not have been obtained or satisfied on terms satisfactory to Genesis ElderCare Corp. in its reasonable discretion.

         Upon the consummation of the Tender Offer, pursuant to the terms and conditions of the Merger Agreement, Acquisition Corp. will be merged with and into Multicare whereupon the separate corporate existence of Acquisition Corp. will cease and Multicare will continue as the surviving corporation. At the effective time of the Merger (the "Effective Time") each Share issued and outstanding immediately prior to the Effective Time of the Merger (other than Shares owned by Multicare or any subsidiary of Multicare and each Share owned by Genesis ElderCare Corp., Acquisition Corp. or any other subsidiary of Genesis ElderCare Corp. which shall automatically be canceled, and other than Shares, if any (collectively, the "Dissenting Shares"), held by stockholders who have properly exercised appraisal rights under Delaware law) will, be canceled and converted into the right to receive $28.00 in cash (the "Merger Consideration").


Tender Agreement and Irrevocable Proxy

         Simultaneously with the execution of the Merger Agreement, Genesis ElderCare Corp. and Acquisition Corp. entered into a Tender Agreement and Irrevocable Proxy (the "Tender Agreements") with each of Daniel E. Straus, the President and Co-Chief Executive Officer of Multicare, and Moshael J. Straus,

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the Chairman and Co-Chief Executive Officer of Multicare (each, a "Stockholder"
and together, the "Stockholders"). Pursuant to the Tender Agreements, each Stockholder agreed to validly tender (or cause the record owner thereof to tender) and not withdraw, pursuant to and in accordance with the terms of the Tender Offer, all of the Shares and any other securities entitled to vote generally in the election of directors beneficially owned by such Stockholder (the "Owned Shares").

         Pursuant to the Tender Agreements, each Stockholder also agreed that during the period commencing on the date thereof and continuing until the earlier of (x) the consummation of the Tender Offer and (y) the termination of the Tender Agreements, at any meeting of Multicare's stockholders or in connection with any written consent of Multicare's stockholders, subject to the absence of a preliminary or permanent injunction or other requirement under applicable law, such Stockholder shall vote (or cause to be voted) all Owned
Shares: (i) in favor of the Merger, the execution and delivery by Multicare of the Merger Agreement and the approval and adoption of the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Tender Agreements and any actions required in furtherance thereof; (ii) against any action or agreement that would impede, interfere with, or prevent the Tender Offer or the Merger; and (iii) except as otherwise agreed to in writing in advance by Genesis ElderCare Corp., against the following actions (other than the Tender Offer, the Merger and the transactions contemplated by the Merger Agreement and the Tender Agreements): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Multicare or any of its subsidiaries; (II) any sale, lease or transfer of a material amount of the assets or business of Multicare or its subsidiaries, or any reorganization, restructuring, recapitalization, special dividend, dissolution, liquidation or winding up of Multicare or its subsidiaries; (III) any change in the present capitalization of Multicare including any proposal to sell any material equity interest in Multicare or any amendment of the certificate of incorporation of Multicare; and (IV) against an election of new members of the Board of Directors of Multicare except where the vote is cast in favor of the nominees of a majority of the existing directors of Multicare. In addition, each Stockholder agreed not to enter into any agreement, arrangement or understanding with any person the effect of which would be inconsistent or violative of the foregoing. Further, each Stockholder granted to, and appointed Acquisition Corp. and any designee of Acquisition Corp. such Stockholder's irrevocable (until the termination of the Tender Agreements) proxy and attorney-in-fact (with full power of substitution) to vote the Owned Shares of such Stockholder as indicated in this paragraph.

         As of June 16, 1997, the Stockholders beneficially owned 14,013,966 Shares, or 36.1% of the outstanding Shares on a fully-diluted basis.


Source and Amount of Funds

         Multicare has represented to Genesis ElderCare Corp. that as of the close of business on June 13, 1997, there were 30,817,069 Shares issued and outstanding, 4,341,346 Shares reserved for issuance upon conversion of Multicare's 7% Convertible Subordinated Debentures due 2003 (the "7% Debentures"), 3,690,686 Shares reserved for issuance upon the exercise of outstanding stock options and approximately 15,000 Shares reserved for issuance pursuant to Multicare's Employee Stock Purchase Program.

         Acquisition Corp. will require approximately $1.483 billion to (i) purchase the Shares pursuant to the Tender Offer and the Merger, (ii) pay fees and expenses to be incurred in connection with the completion of the Tender Offer, Merger and the financing transactions in connection with therewith, (iii) refinance certain indebtedness of Multicare and (iv) make certain cash payments to employees in accordance with the Merger Agreement and Noncompetition


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Agreements (as defined below). The Tender Offer is conditioned upon, among other things, the Financing Condition. Of the funds required to finance the foregoing, approximately $720 million will be furnished to Acquisition Corp. as capital contributions by Genesis ElderCare Corp. from the sale by Genesis ElderCare
Corp. of its Common Stock ("Genesis ElderCare Corp. Common Stock") to Cypress, TPG and Genesis. The balance of the funds necessary to finance the foregoing will come from (i) the proceeds of loans from a syndicate of Lenders (as defined below) in the aggregate amount of up to $625 million and (ii) $200 million, in the aggregate, from the proceeds of the issuance and sale by Acquisition Corp.
to Morgan Stanley Bridge Fund, L.L.C. and Montgomery Group Holdings, L.L.C. of senior subordinated increasing rate notes (the "Bridge Notes").

         Equity Contributions. On June 15, 1997, each of Cypress, TPG and Genesis delivered commitment letters pursuant to which Cypress and TPG have each agreed to purchase shares of Genesis ElderCare Corp. Common Stock for a purchase price of $210 million and Genesis has agreed to purchase shares of Genesis ElderCare Corp. Common Stock for a purchase price of $300 million subject to satisfaction of certain conditions including (i) the Minimum Condition and all other applicable conditions of the Tender Offer set forth in the Merger Agreement and (ii) the consummation of the Bank Financing in the aggregate principal amount of $625 million and the sale of the Bridge Notes in the aggregate amount of $200 million.

         Bank Financing. In connection with the Tender Offer and the Merger, Acquisition Corp. and Multicare have accepted an Amended and Restated Commitment Letter dated June 14, 1997 (as so amended, the "Bank Financing Commitment Letter") from a syndicate of banks and other financial institutions (singly, each is a "Lender", and collectively, all are "Lenders") led by Mellon Bank, N.A., as administrative agent ("Administrative Agent") pursuant to which the Lenders have committed to provide Acquisition Corp. and Multicare with the Short Term Facilities (as defined below) and the Senior Facilities (as defined below) (collectively, the "Credit Facility"). Because the terms, conditions and covenants of the Credit Facility are subject to the negotiation, execution and delivery of the definitive loan documents, certain of the actual terms, conditions and covenants thereof may differ from those described below.

         Short Term Facilities. The Short Term Facilities encompass two facilities: a $200 million facility to Acquisition Corp. (the "Acquisition Corp. Facility") to fund the purchase of Shares and pay certain fees and expenses associated with the Tender Offer and the Short Term Facilities; and a $425 million facility to Multicare (the "Multicare Facility") and its subsidiaries to refinance existing indebtedness of Multicare and its subsidiaries, to fund working capital, general corporate purposes, and to pay interest, principal and fees and expenses associated with the Short Term Facilities. Loans under the Short Term Facilities will bear interest at a rate per annum equal to Prime Rate plus 1.5% and payable on a quarterly basis. The loans made under the Acquisition Corp. Facility will be secured by a pledge of (i) all Shares purchased pursuant to the Tender Offer or otherwise owned by Acquisition Corp., Genesis ElderCare Corp. or any of their affiliates and (ii) an amount to be deposited in an account as an interest reserve to fund interest, fees and expenses owing to the Lenders under the Acquisition Corp. Facility loans and advances. The obligations of Acquisition Corp. in respect of the Acquisition Corp. Facility are to be fully guaranteed by Genesis ElderCare Corp. Multicare and its subsidiaries shall be jointly and severally liable for the obligations under the Multicare Facility. The Multicare Facility shall be secured by a pledge of the equity in all of Multicare's present and future direct and indirect subsidiaries and their intercompany notes.

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         Senior Facilities. The facilities under the Senior Facilities will consist of (i) a $250 million six year Term Loan (the "Tranche A Term Facility"), (ii) a $150 million seven year Term Loan (the "Tranche B Term Facility"), (iii) a $100 million Term Loan maturing on June 1, 2005 (the "Tranche C Term Loan") and (iv) a $125 million six year Revolving Credit Facility (the "Revolving Credit Facility"). The Senior Facilities will be used for the purpose of refinancing the Short Term Facilities, funding interest and principal payments on such facilities and on certain remaining indebtedness, funding the purposes of the Short Term Facilities (if the Short Term Facilities are not used) and funding working capital and general corporate purposes.

         The Tranche A Term Facility, Tranche B Term Facility and Tranche C Term Facility are subject to amortization in quarterly installments, commencing at the end of the first calendar quarter after the Closing Date. The Revolving Credit Facility will mature six years after the Closing Date. All net proceeds received by Multicare from (i) the sale of assets of Multicare or its subsidiaries other than sales in the ordinary course of business (and other than the sale of Multicare's rehabilitation and therapy business) and (ii) any sale of common stock or debt securities of Multicare (other than (a) the Permanent Financing (as defined below) and (b) equity contributed by Genesis ElderCare Corp.) in respect of common stock will be applied as a mandatory prepayment. Fifty percent of Excess Cash Flow must be applied to the Senior Facilities and shall be payable annually.

         The Senior Facilities will be secured by a first priority security interest in all of the (i) stock of Multicare, (ii) stock, partnership interests and other equity of all of Multicare's present and future direct and indirect subsidiaries and of its stock in the pharmacy business of Genesis and (iii) intercompany notes among Genesis ElderCare Corp. and any subsidiaries or among any subsidiaries. All of the obligations of Multicare with respect to any indebtedness under the Senior Facilities shall be guaranteed by Acquisition Corp.

         Loans under the Senior Facilities will bear, at Multicare's option, interest at the per annum Prime Rate as announced by the Administrative Agent, or the applicable Adjusted LIBO Rate. Loans under the Tranche A Term Facility will bear interest at a rate equal to LIBO Rate plus 2.5%; loans under the Tranche B Term Facility will bear interest at a rate equal to LIBO Rate plus 2.75%; loans under the Tranche C Term Facility will bear interest at a rate equal to LIBO Rate plus 3.0%; and loans under the Revolving Credit Facility will bear interest at a rate equal to LIBO Rate plus 2.5%. Five business days following receipt of the quarterly and annual compliance certificates, changes in interest rates will take effect. Subject to meeting certain financial covenants, interest rates will be reduced.

         The Credit Facility will contain a number of covenants that, among other things, will restrict the ability of Acquisition Corp. and Multicare and its subsidiaries to dispose of assets, incur additional indebtedness, make loans and investments, pay dividends, engage in mergers or consolidations, engage in certain transactions with affiliates and change control of capital stock; prepay debt, make material changes in accounting and reporting practices, create liens on assets, give a negative pledge on assets, make acquisitions and amend or modify documents. In addition, the Credit Facility will require that Acquisition Corp. and Multicare and its affiliates maintain the Management Agreement (as defined below) as well as comply with certain financial covenants.

         Subordinated Bridge Financing. On June 15, 1997, Morgan Stanley Bridge Fund, L.L.C. and Montgomery Group Holdings, L.L.C. (collectively, the "Bridge Lenders") delivered a commitment letter (the "Bridge Financing Commitment Letter") pursuant to which Morgan Stanley Bridge Fund, L.L.C. and Montgomery Group Holdings, L.L.C. have committed to purchase $133 million and $67 million,

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respectively, of Bridge Notes. The proceeds from the sale of the Bridge Notes will be used to pay a portion of the purchase price of the Shares purchased pursuant to the Tender Offer and to pay interest, fees and expenses incurred in connection with the Tender Offer. The Bridge Notes will mature one year from the date of the Bridge Lenders' initial purchase of the Bridge Notes. Because the terms, conditions and covenants of the Bridge Notes are subject to the negotiation, execution and delivery of the definitive loan documents, certain of the actual terms, conditions and covenants thereof may differ from those described below.

         Interest on the Bridge Notes is payable quarterly in arrears at the Applicable Interest Rate. "Applicable Interest Rate" shall mean the highest of the following, as determined as of the beginning of each three-month period: (i) the base rate (as announced by Citibank, N.A.) plus 325 basis points, (ii) three-month U.S. Dollar LIBO Rate plus 600 basis points and (iii) the highest yield on any of the one, three, five and ten year direct obligations issued by the United States plus 500 basis points. If the Bridge Notes are not retired in whole within six months after their issuance, the Applicable Interest Rate otherwise in effect will be increased by 100 basis points and will thereafter increase by an additional 50 basis points at the end of each subsequent three-month period as long as the Bridge Notes are outstanding (the "Incremental Spread"), provided, however, that (i) in no event will the Applicable Interest Rate exceed 17% and (ii) the amount of cash interest paid will be subject to a cap of 14.50%, with the excess, if any, of the Applicable Interest Rate over such interest rate cap to be paid in additional Bridge Notes.

         The Bridge Notes will be unsecured and will be senior to all subordinated indebtedness of Acquisition Corp. and will be subordinate to all senior indebtedness of Acquisition Corp., including but not limited to, the Credit Facility. The Bridge Notes will be entitled to the benefits of a senior subordinated guarantee from Genesis ElderCare Corp., Multicare and each of Multicare's subsidiaries. The Bridge Notes will contain usual and customary covenants for transactions of the nature contemplated by the Bridge Financing Commitment Letter.

         Upon the issuance of the Bridge Notes, warrants (the "Warrants") representing 5.0% of the fully-diluted common equity of Genesis ElderCare Corp. (the "Escrowed Warrant Amount") will be placed in an escrow account with a mutually agreeable escrow agent and will be released to the holders of the Rollover Notes (as defined below), if any such Rollover Notes are issued, as follows: 2.5% at the time the Rollover Notes are issued and an additional 0.625% at the end of each three-month period thereafter if any Rollover Notes remain outstanding at such time. If the aggregate amount of Bridge Notes issued is less than $200 million, then the Escrowed Warrant Amount will be reduced pro rata. All Warrants will be exercisable at a nominal price for a period of five years from the date such Warrants are released from escrow and will have customary anti-dilution provisions and registration rights.

         Subject to a ten-day notice requirement, the Bridge Notes may be redeemed, in whole or in part, at the option of Acquisition Corp., at any time, at 102.8% of par plus accrued interest. Acquisition Corp., however, is required to redeem the Bridge Notes at par plus accrued interest with, subject to certain agreed upon exceptions, (i) the net proceeds from a Permanent Financing (as defined below), (ii) the net proceeds from the issuance of any other debt or equity securities and (iii) the net proceeds from asset sales; provided, however, that the redemption price shall be 102.8% of par plus accrued interest if the Bridge Notes are redeemed with or in anticipation of funds raised by any means other than a Permanent Financing in which Montgomery Securities and Morgan Stanley & Co. Incorporated have acted as exclusive agents or sole underwriters

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to Acquisition Corp. In addition, Acquisition Corp. is required to redeem the
Bridge Notes upon any change-of-control of Acquisition Corp. at a redemption price of 101% of par plus accrued interest.

         The terms of the Bridge Financing Commitment Letter require Acquisition Corp. to use its best efforts to issue and sell as soon as practicable following the Merger, debt securities in a public offering or private placement (the "Permanent Financing") in which Montgomery Securities and Morgan Stanley & Co. Incorporated will act as exclusive agents or sole underwriters to Acquisition Corp., the proceeds of which will be used to redeem the Bridge Notes in accordance with the terms and provisions described above.

         If, however, the Bridge Notes are not redeemed at maturity, they may be refinanced, subject to the fulfillment of certain conditions, by the issuance of certain rollover notes (the "Rollover Notes") having a maturity of ten years from the issuance date thereof. Interest on the Rollover Notes is payable quarterly in arrears at a rate per annum equal to the sum of (i) the Incremental Spread as of the date of the issuance of the Rollover Notes, which shall increase by an additional 50 basis points at the end of each three-month period for so long as the Rollover Notes are outstanding, plus (ii) the highest of the following, as determined as of the beginning of each three-month period: (a) the base rate (as announced by Citibank, N.A.) plus 325 basis points, (b) three-month U.S. Dollar LIBOR plus 600 basis points and (c) the highest yield on any of the one, three, five and ten-year direct obligations issued by the United States plus 500 basis points, provided, however, that (I) in no event shall the interest on the Rollover Notes exceed 17% and (II) the amount of interest paid will be subject to a cap of 14.50% with the excess, if any, of such interest rate over the interest rate cap to be paid in additional Rollover Notes.

         The Rollover Notes will be unsecured and will be senior to all subordinated indebtedness of Acquisition Corp. and will be subordinate to all senior indebtedness of Acquisition Corp., including but not limited to, the Credit Facility. The Rollover Notes will be entitled to the benefits of a senior subordinated guarantee from Genesis ElderCare Corp., Multicare and each of Multicare's subsidiaries.

         Genesis Bank Financing. In connection with the Merger, Genesis has accepted an Amended and Restated Commitment Letter dated June 14, 1997 (as so amended, the "Genesis Commitment Letter") from the Lenders pursuant to which the Lenders have committed to provide Genesis and its subsidiaries with four loan facilities totaling $850 million (the "Genesis Bank Financing") for the purpose of refinancing the existing indebtedness of Genesis; funding interest and principal payments on the facilities and certain remaining indebtedness; funding permitted acquisitions; purchasing approximately 42% of Genesis ElderCare Corp. Common Stock for an aggregate purchase price of approximately $300 million; purchasing for approximately $24 million, the rehabilitation and therapy business of Multicare; and funding Genesis' and its subsidiaries' working capital and general corporate purposes, including fees and expenses of the transactions. Because the terms, conditions and covenants of the Genesis Bank Financing are subject to the negotiation, execution and delivery of the definitive loan documents, certain of the actual terms, conditions and covenants thereof may differ from those described below.

         The facilities under the Genesis Bank Financing will consist of (i) $200 million six year Term Loan (the "Genesis Tranche A Term Facility"), (ii) $200 million seven year Term Loan (the "Genesis Tranche B Term Facility"), (iii) $200 million Term Loan maturing on June 1, 2005 (the "Genesis Tranche C Term Facility") and (iv) $250 million six year Revolving Credit Facility (the

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"Genesis Revolving Credit Facility"), including a $25 million sublimit for standby letters of credit ("Letters of Credit") (collectively, the "Genesis Senior Facilities" and individually, a "Genesis Senior Facility").

         Loans under the Genesis Senior Facilities will bear, at the option of Genesis, interest rates at the per annum Prime Rate as announced by the Administrative Agent, or the applicable Adjusted LIBO Rate. The following are the Adjusted LIBO Rates for the Genesis Senior Facilities: loans under the Genesis Tranche A Term Facility will bear interest at a rate equal to LIBO Rate plus 2.5%; loans under the Genesis Tranche B Term Facility will bear interest at a rate equal to LIBO Rate plus 2.75%; loans under Genesis Tranche C Term Facility will bear interest at a rate equal to LIBO Rate plus 3.0%; and loans under the Genesis Revolving Credit Facility will bear interest at a rate equal to LIBO Rate plus 2.5%. Subject to meeting certain financial covenants, the interest rate applicable to the Genesis Senior Facilities will be reduced.

         The Genesis Tranche A Term Facility, Genesis Tranche B Term Facility and Genesis Tranche C Term Facility are subject to amortization in quarterly installments, commencing at the end of the first calendar quarter after the Closing Date.

         All the net cash proceeds received by Genesis from (i) the sale of assets of Genesis or its subsidiaries other than sales in the ordinary course of business and (ii) any sale of common stock or debt securities of Genesis or its subsidiaries (other than the proceeds of equity raised for purposes of complying with the Put/Call Agreement (as defined below)) will be applied as a mandatory prepayment pursuant to the Genesis Senior Facilities. Fifty percent of Excess Cash Flow (as defined in the Amended and Restated Commitment Letter dated June 14, 1997 to Genesis from Mellon Bank, N.A., Citicorp Securities, Inc., Citibank N.A., First Union Capital Markets Corp., First Union National bank and NationsBank, N.A. (the "Genesis Bank Financing Commitment Letter")) must be applied to the repayment of the Genesis Senior Facilities and shall be payable annually.

         The Genesis Senior Facilities will be secured by a first priority security interest in all of the (i) stock, partnership interests and other equity of all of Genesis' present and future direct and indirect subsidiaries (including, without limitation, Genesis' and its subsidiaries' ownership interest in Genesis ElderCare Corp.) other than stock of Acquisition Corp., Multicare and its direct and indirect subsidiaries and (ii) all intercompany notes among Genesis and any subsidiaries or among any subsidiaries.

         The Genesis Bank Financing will contain a number of covenants that, among other things, will restrict the ability of Genesis and its subsidiaries to dispose of assets, incur additional indebtedness, make loans and investments, pay dividends, engage in mergers or consolidations, engage in certain transactions with affiliates and change control of capital stock, and to make capital expenditures; will prohibit the ability of Genesis and its subsidiaries to prepay debt to other persons, make material changes in accounting and reporting practices, create liens on assets, give a negative pledge on assets, make acquisitions and amend or modify documents; will cause Genesis and its affiliates to maintain the Management Agreement, the Put/Call Agreement and corporate separateness; and will cause Genesis to comply with the terms of other material agreements as well as comply with usual and customary covenants for transactions of this nature.


Genesis Guaranty

         The Merger Agreement contains a guaranty (the "Guaranty") by Genesis, as a primary obligor and not as surety, to Multicare, of the due and punctual observance, performance and discharge of each obligation of Genesis ElderCare


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Corp. and Acquisition Corp. (collectively, the "Obligations" and singly,
"Obligation") contained in the Merger Agreement. Genesis agreed that if either or both of Genesis ElderCare Corp. and Acquisition Corp. fails to observe, perform or discharge any Obligation, Genesis shall promptly itself, observe, perform or discharge such Obligation, or cause either Genesis ElderCare Corp. or Acquisition Corp. to observe, perform or discharge such Obligation, in all cases as if and to the extent that Genesis was the primary obligor with respect to such Obligation, and shall pay any and all actual damages that may be incurred or suffered by Multicare in consequence thereof, and any and all costs and expenses, including, without limitation, attorneys' fees and expenses, that maybe incurred by Multicare in collecting such Obligation and/or in preserving or enforcing any rights under the Guaranty or under the Obligations.

         The Merger Agreement further provides that if at any scheduled expiration of the Tender Offer occurring after August 15, 1997 on which each of the conditions set forth in the Merger Agreement has been satisfied or waived, Genesis ElderCare Corp. shall not have satisfied or waived the Financing Condition and the Merger Agreement is thereafter terminated, then Genesis shall pay to Multicare $30 million, in cash in immediately available funds. Upon making such payment none of Genesis ElderCare Corp., Acquisition Corp., Genesis or any of their affiliates shall have any further liability with respect to the failure to complete the transactions contemplated by the Merger Agreement unless Genesis ElderCare Corp. or Acquisition Corp. breaches the Merger Agreement (and the breach remains unremedied after five days notice to Genesis ElderCare Corp. or Acquisition Corp.) or if Genesis, Genesis ElderCare Corp. or Acquisition Corp. fail to use reasonable best efforts to obtain such financing. Genesis has delivered to Multicare an irrevocable letter of credit (the "Letter of Credit") for $30 million, drawn on Mellon Bank, N.A. to secure its obligation to pay such amount.


Post Merger Agreements between Genesis and Multicare

         Management Agreement. Multicare and Genesis will enter into a management agreement (the "Management Agreement") pursuant to which Genesis will manage Multicare's operations. The Management Agreement will be for a term of five years with automatic renewals for one year unless either party terminates the Agreement. Genesis will be paid a fee of six percent of Multicare's net revenues for its services under the Management Agreement provided that payment of one third of such fee shall be subordinate to the satisfaction of Multicare's senior and subordinate debt covenants and that payment of the management fee shall be no less than $23.9 million in any one year. Under the Management Agreement, Genesis will be responsible for Multicare's non-extraordinary sales, general and administrative expenses (other than certain specified third-party expenses), and all other expenses of Multicare will be paid by Multicare.

         Therapy Sale and Pharmacy Joint Venture. Concurrently with the consummation of the Merger, Genesis will acquire the rehabilitation and therapy businesses owned by Multicare for approximately $24 million (the "Therapy Sale"). As soon as practicable after the consummation of the Merger, Genesis and NeighborCare, Inc., a subsidiary of Genesis, will enter into a joint venture pursuant to which Genesis ElderCare Corp. will contribute the stock and/or assets of the pharmacy businesses owned by Multicare and Genesis will contribute the stock and/or assets of NeighborCare, Inc. (the "Pharmacy Joint Venture"). Ownership interests in the Pharmacy Joint Venture shall be allocated to Genesis ElderCare Corp. and to Genesis in proportion to the value of the pharmacy business contributed to the joint venture by Genesis ElderCare Corp. and Genesis, respectively.

Agreements among Genesis, Cypress and TPG

         Stockholders' Agreement. In connection with such investments in Genesis ElderCare Corp. Common Stock, Cypress, TPG and Genesis have agreed to enter into a Stockholders' Agreement (the "Stockholders' Agreement") relating to their respective ownership interest in Genesis ElderCare Corp.. Pursuant to the Stockholders' Agreement, among other things, each of Cypress, TPG and Genesis, as holders of Genesis ElderCare Corp. Common Stock, will at all times have the right to designate one-third of the members to Genesis ElderCare Corp.'s Board of Directors. The following actions by Genesis ElderCare Corp. will require the consent of the directors designated by Genesis: sales of capital stock, mergers, dissolution, acquisitions in excess of specified thresholds, transactions with affiliates, dividends and redemptions, loans and investments in excess of specified thresholds, amendment of articles, by-laws and loan documents, change in business, fundamental changes, material contracts (other than termination of the Management Agreement in accordance with its terms).

         The Stockholders' Agreement also will provide that sales of Genesis ElderCare Corp. Common Stock by a stockholder to a party other than an affiliate of such stockholder (including partners) and, in the case of Cypress, other than TPG, and in the case of TPG, other than Cypress, will require approval of the other stockholders, and shall be subject to a right of first offer on the part of each such stockholder on terms to be set forth in the Stockholders' Agreement.

         Put/Call Agreement. In connection with the funding pursuant to their respective equity commitments, Genesis, Cypress and TPG also will enter into an agreement (the "Put/Call Agreement") pursuant to which, among other things, Genesis will have the option, on the terms and conditions set forth in the Put/Call Agreement to purchase (the "Call") Genesis ElderCare Corp. Common Stock held by Cypress and TPG commencing on the fourth anniversary of the Merger and for a period of 270 days thereafter, at a price determined pursuant to the terms of the Put/Call Agreement. Cypress and TPG will have the option, on the terms and conditions set forth in the Put/Call Agreement, to require Genesis to purchase (the "Put") such Genesis ElderCare Corp. Common Stock commencing on the fifth anniversary of the Merger and for a period of one year thereafter, at a price determined pursuant to the Put/Call Agreement.

         The prices determined for the Put and Call are based on a formula that calculates the equity value attributable to Cypress' and TPG's Genesis ElderCare Corp. Common Stock. The calculated equity value will be determined based upon a multiple of Genesis ElderCare Corp.'s earnings before interest, taxes, depreciation, amortization and rental expenses, as adjusted ("EBITDAR") after deduction of certain liabilities. The multiple to be applied to EBITDAR will depend on whether the Put or the Call is being exercised. Any payment to Cypress or TPG under the Call or the Put maybe in the form of cash or Genesis common stock at Genesis' option.

         Upon exercise of the Call, Cypress and TPG will receive at a minimum their original investment plus a 25% compound annual return thereon regardless of the calculated equity value. Any additional equity value attributable to Cypress' or TPG's Genesis ElderCare Corp. Common Stock will be determined on the basis set forth in the Put/Call Agreement which provides generally for additional equity value of Genesis ElderCare Corp. to be divided based upon the proportionate share of the capital contributions of the stockholders to Genesis ElderCare Corp.. Upon exercise of the Put by Cypress or TPG, there will be no minimum return to Cypress or TPG; any payment to Cypress or TPG will be limited to Cypress' or TPG's share of the calculated equity value based upon a formula set forth in the terms of the Put/Call Agreement which provides generally for the preferential return of the stockholders' capital contributions (subject to certain priorities), a 25% compound annual return on Cypress' and TPG's capital contributions and the remaining equity value to be divided based upon the proportionate share of the capital contributions of the stockholders to Genesis ElderCare Corp..

         Cypress' and TPG's rights to exercise the Put will be accelerated upon an event of bankruptcy of Genesis, a change of control of Genesis or an extraordinary dividend or the occurrence of the leverage recapitalization of Genesis, with such terms to be defined in the Put/Call Agreement. Upon an event of acceleration or the failure by Genesis to satisfy its obligations upon exercise of the Put, Cypress and TPG will have the right to terminate the Stockholders' Agreement and Management Agreement and to control the sale or liquidation of Genesis ElderCare Corp.. In the event of such sale, the proceeds from such sale will be distributed among the parties as contemplated by the formula for the put option exercise price and Cypress and TPG will retain a claim against Genesis for the difference, if any, between the proceeds of such sale and the put option exercise price. In the event of a change of control of Genesis, the option price shall be payable solely in cash provided any such payment will be subordinated to the payment of principal and interest under the Genesis Bank Financing.


Agreements with Affiliates of Multicare

         Non-Competition Agreement. In connection with the Merger Agreement, Genesis ElderCare Corp. and Acquisition Corp. also entered into Noncompetition and Consulting Agreements (the "Noncompetition Agreements") with each of Daniel
E. Straus and Moshael J. Straus (each, a "Consultant" and together the "Consultants"). Pursuant to the Noncompetition Agreements, Genesis ElderCare Corp. irrevocably appointed each Consultant, and each Consultant agreed to act as, a consultant, for a period of 12 months commencing on the date of the consummation of the Merger (the "Closing"), to perform such reasonable consulting services as the chief executive officer of Genesis ElderCare Corp. requests. As compensation for each Consultant's services, Genesis ElderCare Corp. agreed to pay each Consultant a consulting fee of $1.5 million payable in immediately available funds at the Closing. In addition, each Consultant will be reimbursed for all expenses actually incurred by such Consultant in the performance of his duties. As consideration for each Consultant's agreement to restrictive covenants, Genesis ElderCare Corp. agreed, among other things, to pay each Consultant a cash payment in the amount of $1.5 million payable in immediately available funds at the Closing.

         Genesis ElderCare Corp. and Acquisition Corp. also entered into a Noncompetition Agreement with Stephen R. Baker on terms identical in all material respects to the terms of the Noncompetition Agreements described above, except that the Noncompetition Agreement with Mr. Baker (i) does not contain any provisions relating to the rendering of, or payment for, consulting services by Mr. Baker and (ii) provides for a cash payment of $500,000 to Mr. Baker as consideration for his agreement to the Restrictive Covenants.

         Colchester. Genesis has agreed to acquire for $8.4 million the land and buildings of an eldercare facility located in New London, Connecticut owned by Straus Associates, a partnership which is owned by Daniel E. Straus, Moshael J. Straus and certain other members of their family. The facility is currently under lease to a subsidiary of Multicare. Upon acquisition of the facility, Genesis will assume the lease. Acquisition of the facility is subject to certain conditions including receipt of all necessary governmental and third party licenses, permits and approvals and consummation of the Merger.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           GENESIS HEALTH VENTURES, INC.


                           By: /s/ George V. Hager, Jr.
                               -------------------------------------------------
                               George V. Hager, Jr.
                               Senior Vice President and Chief Financial Officer



Date: July 3, 1997

                                  EXHIBIT INDEX

Exhibit No.                                        Description
10.1*                Agreement and Plan of Merger dated June 16, 1997 by and among
                     Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp. and
                     The Multicare Companies, Inc.

10.2*                Amended and Restated Commitment Letter dated June 14, 1997 to
                     Genesis Health Ventures, Inc. from Mellon Bank, N.A., Citicorp
                     Securities, Inc., Citibank N.A., First Union Capital Markets Corp.,
                     First Union National Bank and NationsBank, N.A.

10.3*                Commitment Letter dated June 15, 1997 to Genesis Health Ventures,
                     Inc. and Genesis ElderCare Acquisition Corp. From Morgan Stanley
                     Bridge Fund, L.L.C. and Montgomery Securities, L.P.

10.4* Noncompetition and Consulting Agreement dated June 16, 1997 among Genesis Health Ventures, Inc., Genesis ElderCare Corp.,
                     Genesis ElderCare Acquisition Corp. and Daniel E. Straus.

10.5* Noncompetition and Consulting Agreement dated June 16, 1997 among Genesis Health Ventures, Inc., Genesis ElderCare Corp.,
                     Genesis ElderCare Acquisition Corp. and Moshael J. Straus.

10.6* Noncompetition and Consulting Agreement dated June 16, 1997 among Genesis Health Ventures, Inc., Genesis ElderCare Corp.,
                     Genesis ElderCare Acquisition Corp. and Stephen R. Baker.

10.7*                Letter Agreement dated June 16, 1997 between Genesis Health
                     Ventures, Inc. and Straus Associates.

*Above-referenced Exhibits are incorporated by reference to the Tender Offer Statement on Schedule 14D-1 filed by Genesis ElderCare Corp. and Genesis ElderCare Acquisition Corp. on June 20, 1997.